Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Low Duration Bond Portfolio (BR-LO)
Bond Index Master Portfolio (MIP_AGG)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
11-03-2014

Security Type:
BND/CORP


Issuer
Aetna Inc. (2024)

Selling Underwriter
Citigroup Global Markets Inc.

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Barclays Capital Inc., Citigroup Global
Markets Inc., J.P. Morgan Securities LLC,
Wells Fargo Securities, LLC, U.S. Bancorp
Investments, Inc., Credit Suisse
Securities (USA) LLC, Goldman, Sachs &
Co., Merrill Lynch, Pierce Fenner & Smith
Incorporated, Mitsubishi UFJ Securities
(USA), Inc., Morgan Stanley & Co. LLC, RBS
Securities Inc., SunTrust Robinson
Humphrey, Inc., UBS Securities LLC, BNY
Mellon Capital Markets, LLC, Fifth Third
Securities, Inc., HSBC Securities (USA),
Inc., PNC Capital Markets LLC

Transaction Details
Date of Purchase
11-03-2014


Purchase Price/Share
(per share / % of par)
$99.581
Total Commission,
Spread or Profit
0.650%


Aggregate Principal Amount Purchased
(a+b)
$65,000,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$15,390,000

b.  Other BlackRock Clients
$49,610,000

1.Aggregate Principal Amount of
Offering
$750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.08667


Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:
Dillip Behera
Date:
11-07-2014


Global Syndicate Team Member


Approved by:
Yesenia Peluso,

Steven Delaura
Date:
11-07-2014

Global Syndicate Team Member